Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, which includes an explanatory paragraph concerning changes in accounting for environmental remediation liabilities in 1996, dated February 8, 1999, except for Note 5, as to which the date is February 25, 1999 relating to the financial statements, which appears in Hecla Mining Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts".



                                                 /s/  PricewaterhouseCoopers LLP

Spokane, Washington
June 25, 1999